CONFIDENTIAL

December 21, 2001


Peter Klein
Chief Executive Officer
Diomed Inc.
One Dundee Park
Andover, MA  01810

Dear Peter:

Pursuant to our discussions, we are pleased to confirm the arrangements under which Verus Support Services Inc. ("Verus") is engaged by Diomed Inc. ("Diomed" or the "Company") and its successors to act as the Company's financial advisor ("Financial Advisor") post the planned RPO Transaction.

1.    Verus will act as a Financial Advisor as specified below:

       o Evaluate and recommend financial and strategic alternatives to the Company;
       o Identify potential acquisition/merger targets and, if requested by the Company, contact such parties and/or their representatives and assist the Company with analysis and negotiations;
       o      Advise the Company as to the timing, structure and pricing; and
       o      Assist the Company in any documentation.

       For acting as Financial Advisor, Diomed shall pay Verus a monthly advisory fee in the amount of $15,000 per month, commencing on the first day of the Month following the Closing of the planned RTO Transaction ("Effective Date") and terminating 18 months thereafter. The Company has the right to request Verus to provide other advisory services which shall be subject to customary fees and terms.

       In addition to the monthly advisory fee Verus shall be entitled to a success fee of 3.5% of the Transaction Value upon the closing of a successful Transaction with a minimum fee of $175,000. Transaction includes a merger, sale, or acquisition of Diomed and/or any of its affiliates with a third party. Transaction Value is defined as the consideration that Diomed and/or its affiliates receives or provides in a Transaction. It is understood that the financial advisory engagement will be non-exclusive; however, the success fee provided herein shall be payable to the extend Verus identifies and introduces the Transaction notwithstanding the participation or execution by other advisors. .

2. The term of the engagement to act as the Company's exclusive Financial Advisor shall be for the period from the Effective Date and ending 18 months thereafter. If mutually agreed, such engagement can be extended. Verus may terminate the engagement hereunder at any time, with or without cause, by giving the Company at least 30 days prior written notice and the terms and conditions herein, except the indemnification and confidentiality provisions which shall survive.

3. In connection with Verus' activities on the Company's behalf, Diomed will furnish Verus with all information which it may reasonably request and will provide Verus access to the officers, directors, accountants and counsel of Diomed. Diomed acknowledges that in rendering its services hereunder,

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       Verus shall be solely  using and relying on the  information  provided by the Company. Verus does not assume responsibility for the accuracy or completeness of any information. Any advice rendered by Verus pursuant to this agreement may not be disclosed publicly without its prior written consent.

4. In addition to any fees that may be payable to Verus hereunder (and regardless of whether a Transaction occurs), the Company hereby agrees to reimburse Verus for travel and other out-of-pocket expenses incurred in performing its services hereunder. If such expenses are expected to exceed $15,000 in aggregate, during the term hereunder, the excess expenses must be approved by Diomed in advance. All legal or other fees in association with any transaction Diomed agrees to undertake are the sole responsibility of Diomed.

5. The Company agrees that Verus has the right to place advertisements in financial and other newspapers and journals describing its services to the Company hereunder upon review and approval by the Company.

6. Verus will act under this letter agreement as an independent contractor with duties to the Company. Because Verus will be acting on the Company's behalf in this capacity, it is Verus' practice to receive indemnification. A copy of Verus' standard indemnification form is attached to this letter.

7. Verus and Diomed mutually agree that they will not disclose any confidential information received from the other party to others except with the written permission of the other party or as such disclosure may be required by law.

8. This agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts executed in and to be performed in that state.

If the terms of our engagement as set forth in this letter are satisfactory to you, kindly sign and date the enclosed copy of this letter and indemnification form and return it.

                                    Very truly yours,

                                    VERUS SUPPORT SERVICES INC.


                                    By: ___________________________
                                        Ajmal Khan
                                        Chief Executive Officer


ACCEPTED AND AGREED TO as of the date hereof 24, 2001.


DIOMED INC.


By:    ___________________________
       Peter Klein
       Chief Executive Officer


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December 24, 2001

Verus Support Services Inc.
520 Madison Ave. #3830
New York, NY 10022

Gentlemen:

This letter will confirm that we have engaged Verus Support Services Inc. to advise and assist us in connection with the matters referred to in our Financial Advisor agreement dated December 21, 2001 (the "Engagement Letter"). In consideration of your agreement to act on our behalf in connection with such matters, we agree to indemnify and hold harmless you and your affiliates and you and their respective officers, directors, employees and agents and each other person, if any, controlling you or any of your affiliates (you and each such other person being an "Indemnified Person") from and against any losses, claims, damages or liabilities related to, arising out of or in connection with the engagement (the "Engagement") under the Engagement Letter, and will reimburse each Indemnified Person for all expenses (including fees and expenses of counsel) as they are incurred in connection with investigating, preparing, pursuing or defending any action, claim, suit, investigation or proceeding related to, arising out of or in connection with the Engagement, whether or not pending or threatened and whether or not any Indemnified Person is a party. We will not, however, be responsible for any losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of any Indemnified Person. We also agree that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to us for or in connection with the Engagement except for any such liability for losses, claims, damages or liabilities incurred by us that are finally judicially determined to have resulted from the bad faith or gross negligence of such Indemnified Person.

We will not, without your prior written consent, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any action, claim, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is a party thereto) unless such settlement, compromise, consent or termination includes a release of each Indemnified Person from any liabilities arising out of such action, claim, suit or proceeding. No Indemnified Person seeking indemnification, reimbursement or contribution under this agreement will, without our prior written consent, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any action, claim, suit, investigation or proceeding referred to in the preceding paragraph.

If the indemnification provided for in the first paragraph of this agreement is judicially determined to be unavailable (other than in accordance with the third sentence of the first paragraph hereof) to an Indemnified Person in respect of any losses, claims, damages or liabilities referred to herein, then, in lieu of indemnifying such Indemnified Person hereunder, we shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (and expense relating thereto) (i) in such proportion as is appropriate to reflect the relative benefits to you, on the one hand, and us, on the other hand, of the Engagement or (ii) if the allocation provided by clause (i) above is not available, in such proportion as is appropriate to reflect not only the relative benefits referred to in such clause
(i) but also the relative fault of each of you and us, as well as any other relevant equitable considerations; provided, however, in no event shall your aggregate contribution to the amount paid or payable exceed the aggregate amount of fees actually received by you under the Engagement Letter. For the purposes of this agreement, the relative benefits to us and you of the Engagement shall be deemed to be in the same proportion as (a) the total value paid or contemplated to be paid or received or contemplated to be received by us or our shareholders, as the case may be, in the transaction or transactions that are the subject of the Engagement, whether or not any such transaction is consummated, bears to (b) the fees paid or to be paid to you under the Engagement Letter.

The provisions of this agreement shall apply to the Engagement and any modification thereof and shall remain in full force and effect regardless of any termination or the completion of your services under the Engagement Letter.

This agreement and the Engagement Letter shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts executed and to be performed in that state.

                                    Very truly yours,

                                    DIOMED INC.


                                    By: ___________________________
                                              Peter Klein
                                        Chief Executive Officer


ACCEPTED AND AGREED TO as of the date of December 24, 2001.


VERUS SUPPORT SERVICES INC.



By: ___________________________
       Ajmal Khan
       Chief Executive Officer